EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

703-742-5393

InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES Q1 2006 RESULTS

AND NEW AFFINITY ENTERPRISE CONTRACT AWARD

RESTON, VA – (May 10, 2006) — QuadraMed Corporation (Amex:QD) announced today that it will report a net loss of $(1.8) million before preferred stock accretion for the three months ended March 31, 2006, compared to a net loss before preferred stock accretion of $(2.5) million for the same period in 2005. Loss from operations was $(2.0) million for the three months ended March 31, 2006, compared to a loss from operations of $(0.6) million for the same period in 2005.

Cash provided by operating activities was $5.3 million for the three months ended March 31, 2006, compared to cash used in operations of $(0.8) million for the three months ended March 31, 2005. Overall, net cash flow for the current quarter was an increase of $3.7 million, compared to a decrease of $(2.1) million during the comparable quarter in 2005. Balances of cash and cash equivalents were $36.8 million and $20.4 million as of March 31, 2006 and 2005 respectively.

Included in the results for the three months ended March 31, 2006 were costs related to the settlement of certain litigation, including legal fees, which totaled approximately $1.1 million. In addition, costs related to severance are approximately $0.3 million and $0.6 million for the three month periods ended March 31, 2006 and 2005, respectively.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was $0.1 million for the three months ended March 31, 2006, compared to EBITDA of $0.9 million for the same period in 2005.

The Company will also report net loss attributable to common shareholders of $(3.1) million for the three months ended March 31, 2006, compared to a net loss of $(3.7) million for the same period in 2005.

“As I disclosed during our 2005 year end earnings call, it was anticipated that we would report a net loss for the first quarter of 2006. The $1.4 million dollars of litigation and severance costs were a big part of our net loss. Additionally, the cost saving measures that we implemented in March won’t be realized until Q2. I was very pleased with cash flow from operations of $5.3 million and a cash balance of nearly $37 million. To me, this is a continuing demonstration of the underlying strength of our business” said Keith Hagen, QuadraMed president and chief executive officer.

The Company also reported that on May 5, 2006 it finalized a new AffinityTM enterprise healthcare information system (HIS) contract with an acute care community hospital. The Affinity contract has a five year total value of approximately $3.5M and includes the full line of QuadraMed products supporting the Care-based Revenue CycleTM process. The contract includes the initial US sale of QuadraMed’s laboratory product and the second sale of QuadraMed’s radiology/PACS offering. This system of products is expected to be implemented over the next twelve to twenty-four months.

Management will review these results in an investment community conference call at 4:00 PM Eastern (1:00 PM Pacific) on Wednesday, May 10, 2006. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 800-946-0720 domestic, and 719-457-2646 international. Callers should dial in by

3:45 PM Eastern (12:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 3:45 PM Eastern (12:45 PM Pacific) to register and to download and install any necessary audio software. The webcast replays will be available until 12:00 AM ET on May 16, 2006 by dialing 719-457-0820 or 888-203-1112. The replay passcode is 3864035.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005
	Exhibit 2	Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2006 and 2005

	Exhibit 3	Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2006 and 2005

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements for the Three Months Ended March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. As evolving reimbursement scenarios challenge healthcare organizations to leverage quality of care into payment, clients committing to QuadraMed’s care-based solutions can realize market leading financial performance. Using QuadraMed’s end-to-end solutions to optimize the patient experience and leverage quality of care into payment, our clients can receive the proper reimbursement, in the shortest time, at the lowest administrative cost. Behind our products and services is a staff of almost 600 professionals whose experience and dedication to service have earned QuadraMed the trust and loyalty of customers at approximately 2,000 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed Affinity and Care-based Revenue Cycle are registered trademarks of QuadraMed Corporation. All other trademarks are the property of their respective holders.

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Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current assets
Cash and cash equivalents	$36,786	$33,042
Accounts receivable, net of allowance for doubtful accounts of $4,404 and $4,177, respectively	27,743	27,089
Unbilled and other receivables	3,720	3,387
Notes and other receivables, net of allowance for doubtful accounts of $715 and $715, respectively	308	50
Prepaid expenses and other current assets	10,661	11,734

Total current assets	79,218	75,302

Restricted cash	2,311	2,391
Property and equipment, net of accumulated depreciation and amortization of $19,564, and $19,052, respectively	3,414	3,737
Capitalized software development costs, net of accumulated amortization of $12,776, and $12,562, respectively	267	481
Goodwill	25,983	25,983
Other intangible assets, net of accumulated amortization of $24,737 and $23,343, respectively	5,749	7,143
Other long-term assets	4,492	4,859

Total assets	$121,434	$119,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,380	$3,551
Accrued payroll and related	5,900	7,422
Other accrued liabilities	8,205	10,114
Dividends payable	7,779	9,054
Deferred revenue	60,415	52,169

Total current liabilities	85,679	82,310

Accrued exit cost of facility closing	3,216	3,613
Other long-term liabilities	2,907	2,781

Total liabilities	91,802	88,704

Stockholders’ equity

Preferred stock, $0.01 par, 5,000 shares authorized; 4,000 shares issued and outstanding	89,470	88,231
Common stock, $0.01 par, 150,000 shares authorized; 41,441 and 41,245 shares issued and outstanding, including 457 and 457 shares of treasury stock, respectively	419	417
Shares held in treasury	(5)	(5)
Additional paid-in-capital	302,936	302,324
Accumulated other comprehensive loss	(114)	(89)
Accumulated deficit	(363,074)	(359,686)

Total stockholders’ equity	29,632	31,192

Total liabilities and stockholders’ equity	$121,434	$119,896

Exhibit 1 to Press Release dated May 10, 2006

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended, March 31,
	2006	2005
Revenue
Services	$2,915	$3,077
Maintenance	13,562	13,410
Installation and other	2,872	2,696

Services and other revenue	19,349	19,183
Licenses	9,182	10,352
Hardware	397	840

Total revenue	28,928	30,375

Cost of revenue
Cost of services and other revenue	7,462	7,319
Royalties and other	2,764	2,167
Amortization of acquired technology and capitalized software	995	1,035

Cost of license revenue	3,759	3,202
Cost of hardware revenue	363	965

Total cost of revenue	11,584	11,486

Gross margin	17,344	18,889

Operating expense
General and administration	6,622	6,110
Software development	8,114	7,717
Sales and marketing	3,491	4,072
Amortization of intangible assets and depreciation	1,123	1,591

Total operating expenses	19,350	19,490

Loss from operations	(2,006)	(601)

Other income (expense)
Interest expense, includes non-cash charges of $119 and $165	(123)	(169)
Interest income	366	101
Other income (expense), net	18	(154)

Other income (expense)	261	(222)

Loss from continuing operations before income taxes	$(1,745)	$(823)
Provision for income taxes	(98)	(11)

Loss from continuing operations	(1,843)	(834)
Loss from discontinued operations	—	(1,686)

Net Loss	$(1,843)	$(2,520)
Preferred stock accretion	(1,239)	(1,175)

Net loss attributable to common shareholders	$(3,082)	$(3,695)

Loss per share-basic and diluted
Continuing operations	(0.07)	(0.05)
Discontinued operations	—	(0.04)

Net loss	$(0.07)	$(0.09)

Weighted average shares outstanding
Basic and diluted	41,319	40,219

Exhibit 2 to Press Release dated May 10, 2006

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,
	2006	2005
Cash flows from operating activities
Net loss attributable to common shareholders	$(3,082)	$(3,695)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,196	2,808
Preferred stock accretion	1,239	1,175
Impairment and other charges for Financial Services Division	—	914
Provision for bad debts and other	386	200
Stock-based compensation expense	367	734

Changes in assets and liabilities:
Accounts receivable	(1,040)	(10,442)
Prepaid expenses and other	850	1,878
Accounts payable and accrued liabilities	(3,898)	(4,954)
Deferred revenue	8,246	10,594

Cash provided by (used in) operating activities	5,264	(788)

Cash flows from investing activities
Proceeds from sale of assets and available-for-sale securities	9	(82)
Decrease in restricted cash	80	—
Capital expenditures	(231)	(303)

Cash used in investing activities	(142)	(385)

Cash flows from financing activities
Proceeds from issuance of common stock and other	247	498
Payment of preferred stock dividends	(1,625)	(1,375)

Cash used in financing activities	(1,378)	(877)

Net increase (decrease) in cash and cash equivalents	3,744	(2,050)

Cash and cash equivalents, beginning of period	33,042	22,429

Cash and cash equivalents, end of period	$36,786	$20,379

Supplemental disclosure of cash flow information
Cash paid for interest	—	—
Net cash paid for taxes	25	11

Exhibit 3 to Press Release dated May 10, 2006

Exhibit 4

QUADRAMED CORPORATION

RECONCILIATION OF EBITDA AND NON-GAAP MEASUREMENTS

For the Three Months Ended March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005,

March 31, 2005 and December 31, 2004

(in thousands, except percentages)

(unaudited)

	For the Three Months Ended
	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income (loss), as reported	$(1,843)	$1,247	$(3,958)	$1,293	$(2,520)	$(11,327)

Adjustments to Net Income for EBITDA
Interest Expense	123	(156)	403	191	169	152
Interest Income	(366)	(305)	(223)	(120)	(101)	(130)
Benefit (provision) for Income Taxes	98	149	114	3	11	(14)
Depreciation and Amortization	2,094	2,137	3,082	2,280	3,377	4,213

Subtotal Adjustments for EBITDA	1,949	1,825	3,376	2,354	3,456	4,221

EBITDA	$106	$3,072	$(582)	$3,647	$936	$(7,106)

Proforma Net Income (Loss) before Preferred Stock Accretion

Net income (loss), as reported	$(1,843)	$1,247	$(3,958)	$1,293	$(2,520)	$(11,327)

Proforma adjustments to Net income (loss)
Exit Cost on Facility Closing (San Rafael)	—	—	1,066	—	—	4,190
Exit Cost on Facility Closing (Discontinued Operation)	—	—	817	—	1,032	—
Cash Severance	315	—	2,344	—	—	315
Non-Cash Severance		—	850	—	592	—
Costs of Litigation	1,124	—	—	—	—	—
Gain on Sale of EDI Division		—	(383)	—	—	—
Loss from Discontinued Operation	—	(68)	—	—	654	4,034

Subtotal Proforma adjustments	1,439	(68)	4,694	—	2,278	8,539

Proforma Net (Loss)	$(404)	$1,179	$736	$1,293	$(242)	$(2,788)

Proforma Income (Loss) from Operations

Income (loss) from operations, as reported	$(2,006)	$817	$(2,826)	$1,229	$(601)	$(7,551)

Proforma adjustments to Income (loss) from Operations
Exit Cost on Facility Closing (San Rafael)		—	1,066	—	—	4,190
Cash Severance	315	—	2,344	—	—	315
Non-Cash Severance		—	850	—	592	—
Costs of Litigation	1,124
Gain on Sale of EDI Division		—	(383)	—	—	—

Subtotal Proforma adjustments	1,439	—	3,877	—	592	4,505

Proforma Income (loss) from operations	$(567)	$817	$1,051	$1,229	$(9)	$(3,046)

Other Information

Revenue	$28,928	$31,209	$30,046	$30,683	$30,375	$28,913
Costs of Revenue	$11,584	$11,806	$11,407	$10,945	$11,486	$12,239

Gross Margin	$17,344	$19,403	$18,639	$19,738	$18,889	$16,674

Gross Margin %	60%	62%	62%	64%	62%	58%

Exhibit 4 to Press Release dated May 10, 2006